UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2026

HEALTHCARE TRIANGLE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40903	84-3559776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7901 Stoneridge Dr., Suite 220 Pleasanton, CA 94588

(Address of principal executive offices)

(925)-270-4812

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	HCTI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Private Placement of Original Issue Discount Senior Convertible Promissory Notes

On June 12, 2026, Healthcare Triangle, Inc. (the “Company”) completed a private placement offering (the “Note Offering”) of its 15% original issue discount senior convertible promissory notes (the “Notes”) in the aggregate principal amount of $4.235 million for aggregate gross proceeds of approximately $3.6 million, before deducting placement agent fees and other related offering expenses. The Notes were issued pursuant to a Securities Purchase Agreement, dated as of June 12, 2026 (the “Securities Purchase Agreement”), by and among the Company and the purchasers party thereto. WallachBeth Capital LLC acted as placement agent in connection with the Note Offering.

The Notes mature on December 12, 2026. At any time after the six-month anniversary of the original issue date, the Notes are convertible, in whole or in part, at the option of the holders into shares of the Company’s common stock, par value $0.00001 per share (“Common Stock”), at a conversion price equal to 85% of the volume weighted average price of the Common Stock for the three Trading Days immediately preceding the applicable conversion date, subject to a floor price of $0.452 per share and adjustment as provided in the Notes. The Company may prepay all or any portion of the Notes at a prepayment price equal to 102.5% of the outstanding principal amount being prepaid, plus accrued and unpaid interest and any other amounts then owing under the Notes. In addition, upon the consummation of certain financing transactions during the term of the Notes, the Company is required to repay an amount equal to 25% of the net proceeds of such financing transaction, subject to the holder’s right to waive such repayment.

The conversion of the Notes is subject to customary beneficial ownership limitations and to applicable Nasdaq shareholder approval limitations. If the Company fails to obtain required stockholder approval on or before December 12, 2026, such failure will constitute an event of default under the Notes and will result in liquidated damages as provided in the Securities Purchase Agreement and the Notes.

Equity Line Transaction

On June 12, 2026, the Company entered into an Equity Purchase Agreement (the “Equity Purchase Agreement”) with Hudson Global Ventures, LLC, a Nevada limited liability company (the “Investor”). Pursuant to the Equity Purchase Agreement, upon the terms and subject to the conditions set forth therein, the Company may, from time to time during the Commitment Period, in its sole discretion, require the Investor to purchase shares of Common Stock having an aggregate purchase price of up to $50,000,000. The Commitment Period ends on the earliest of (i) the date on which the Investor has purchased shares equal to the $50,000,000 maximum commitment amount, (ii) 36 months after the date of the Equity Purchase Agreement, (iii) written notice of termination by the Company to the Investor, subject to certain limitations, and (iv) certain bankruptcy-related events.

Under the Equity Purchase Agreement, each put must be in a minimum amount of not less than $25,000, calculated using the initial purchase price, and may not exceed the lesser of $2,500,000, calculated using the initial purchase price, and 200% of the average daily trading value. The purchase price for shares sold under the Equity Purchase Agreement will be the lesser of (i) 94% of the average of the three lowest traded prices of the Common Stock on the principal market during the five Trading Days immediately preceding the applicable put date and (ii) 94% of the lowest traded price of the Common Stock on the principal market during the valuation period, subject to the terms and conditions set forth in the Equity Purchase Agreement. The Company’s ability to sell shares under the Equity Purchase Agreement is subject to various conditions, including the effectiveness of a registration statement covering the resale of the shares, Nasdaq shareholder approval limitations, a 4.99% beneficial ownership limitation, DWAC eligibility and minimum pricing conditions.

In connection with the Equity Purchase Agreement, the Company issued to the Investor a common stock purchase warrant (the “Warrant”) to purchase up to 50,000 shares of Common Stock at an exercise price of $0.00001 per share, subject to adjustment as provided in the Warrant. The Warrant is exercisable at any time on or after June 12, 2026 until 5:00 p.m. Eastern time on the date that is five years after June 12, 2026, subject to the terms and limitations set forth therein, including a 4.99% beneficial ownership limitation and the Nasdaq shareholder approval limitations set forth in the Equity Purchase Agreement.

Also on June 12, 2026, the Company entered into a Registration Rights Agreement with the Investor (the “Registration Rights Agreement” and, together with the Equity Purchase Agreement and the Warrant, the “Equity Line Transaction Documents”). Pursuant to the Registration Rights Agreement, the Company agreed to file with the Securities and Exchange Commission an initial registration statement covering the maximum number of registrable securities permitted to be included thereon within 45 calendar days after the date of the Registration Rights Agreement and to use reasonable commercial efforts to have the registration statement declared effective within 90 calendar days after the date of the Registration Rights Agreement. The Registration Rights Agreement provides that the registration statement must remain effective and available for resale by the Investor until the Investor has sold all registrable securities covered thereby and the maximum commitment amount under the Equity Purchase Agreement has been drawn down by the Company.

The foregoing descriptions of the Securities Purchase Agreement, the Notes, the Equity Purchase Agreement, the Registration Rights Agreement and the Warrant do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements and instruments, copies of which are filed as Exhibits 10.1, 4.1, 10.2, 10.3 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K relating to the Notes is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K relating to the Note Offering, the Notes, the shares of Common Stock issuable upon conversion of the Notes, the Equity Purchase Agreement, the Warrant and the shares of Common Stock issuable upon exercise of the Warrant is incorporated by reference into this Item 3.02. The Notes, the shares issuable upon conversion of the Notes, the Warrant and the shares issuable upon exercise of the Warrant have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and were offered and sold, or will be issued, in reliance upon exemptions from the registration requirements of the Securities Act, including Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder, and applicable state securities laws.

Item 7.01 Regulation FD Disclosure.

On June 12, 2026, the Company issued a press release announcing the closing of the Note Offering. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any filing of the Company under the Securities Act or the Securities Exchange Act of 1934, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Title
4.1	Form of Original Issue Discount Senior Convertible Promissory Note due December 12, 2026.
4.2	Common Stock Purchase Warrant issued to Hudson Global Ventures, LLC, dated June 12, 2026.
10.1	Securities Purchase Agreement, dated as of June 12, 2026, by and among Healthcare Triangle, Inc. and the purchasers party thereto.
10.2	Equity Purchase Agreement, dated as of June 12, 2026, by and between Healthcare Triangle, Inc. and Hudson Global Ventures, LLC.
10.3	Registration Rights Agreement, dated as of June 12, 2026, by and between Healthcare Triangle, Inc. and Hudson Global Ventures, LLC.
99.1	Press Release, dated June 12, 2026.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

Forward-Looking Statements

Certain statements made in this Current Report on Form 8-K are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the “safe harbor” provisions under the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this Current Report on Form 8-K are forward-looking statements. When used in this Current Report on Form 8-K, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and variations of these words or similar expressions (or the negative versions of such words or expressions), as they relate to the Company or its management team, are intended to identify forward-looking statements. Forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are beyond the control of the Company, including those set forth in the “Risk Factors” section of the Company’s Annual Report on Form 10-K filed on March 31, 2025, and other reports and registration statements of the Company filed, or to be filed, with the Securities and Exchange Commission, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. All subsequent written or oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by this paragraph. The Company undertakes no obligation to update or revise any forward-looking statements for revisions or changes after the date of this Current Report on Form 8-K, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Healthcare Triangle, Inc.

Dated: June 15, 2026	By:	/s/ David Ayanoglou
David Ayanoglou
Chief Financial Officer

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